Exhibit 10.3

FORM OF
EMPLOYEE MATTERS AGREEMENT
by and between
HONEYWELL INTERNATIONAL INC.
and
HONEYWELL AEROSPACE INC.
Dated as of

TABLE OF CONTENTS
		Page
ARTICLE 1

DEFINITIONS

Section 1.01.	Definitions	1
ARTICLE 2

GENERAL PRINCIPLES

Section 2.01.	Employees and Independent Contractors	9
Section 2.02.	Delayed Transfer Employees	9
Section 2.03.	Collectively Bargained Employees	10
Section 2.04.	Collective Bargaining Agreements	10
Section 2.05.	Information and Consultation	11
Section 2.06.	Liabilities and Assets Generally	11
Section 2.07.	Benefit Plans	13
Section 2.08.	Payroll Services	13
Section 2.09.	No Change in Control	13
Section 2.10.	Inadvertent Transfers	13
Section 2.11.	Employee Records	14
Section 2.12.	Foreign National Employees	14
Section 2.13.	Restrictive Covenant Agreements	14

ARTICLE 3

NON-EQUITY INCENTIVES

Section 3.01.	Aerospace Employee Cash Incentives	15
Section 3.02.	Aerospace Employee Performance Cash Units	15

ARTICLE 4

SERVICE CREDIT

Section 4.01.	Automation Benefit Plans	15
Section 4.02.	Aerospace Benefit Plans	15

ARTICLE 5

SEVERANCE

Section 5.01.	Severance	16
i

ARTICLE 6

CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION LIABILITIES

Section 6.01.	Aerospace Welfare Plans	16
Section 6.02.	Allocation of Welfare Benefit Claims	17
Section 6.03.	Workers’ Compensation Liabilities	17
Section 6.04.	COBRA	17
Section 6.05.	Health Savings Account	18
Section 6.06.	Flexible Spending Account	18

ARTICLE 7

LONG-TERM DISABILITY

Section 7.01.	Benefits	18
Section 7.02.	Return to Work	19

ARTICLE 8

DEFINED BENEFIT PENSION PLANS

Section 8.01.	Automation U.S. Defined Benefit Pension Plan	19
Section 8.02.	Non-U.S. Partial Transfer Pension Plans	21

ARTICLE 9

DEFINED CONTRIBUTION PLANS

Section 9.01.	Aerospace 401(k) Plan	22
Section 9.02.	Transfer of Account Balances	22
Section 9.03.	Transfer of Liabilities	23
Section 9.04.	Aerospace Common Stock Fund in Aerospace 401(k) Plan	23
Section 9.05.	Automation Common Stock Fund in Aerospace 401(k) Plan	23
Section 9.06.	Aerospace Common Stock Fund in Automation 401(k) Plan	23
Section 9.07.	Limitation of Liability	24
Section 9.08.	Non-U.S. Defined Contribution Plans	24

ARTICLE 10

NONQUALIFIED DEFERRED COMPENSATION

Section 10.01.	Aerospace Nonqualified Deferred Compensation Plans	24

Section 10.02.	No Transfer of Assets	25
Section 10.03.	Employer Nonqualified Deferred Compensation Plan Contributions	25
Section 10.04.	Notional Stock Investments	25
Section 10.05.	Limitation of Liability	26

ARTICLE 11

VACATION
Section 11.01.	Vacation	26

ARTICLE 12

LONG-TERM INCENTIVE COMPENSATION AWARDS AND DIRECTOR COMPENSATION

Section 12.01.	Aerospace Long-Term Incentive Plan	26
Section 12.02.	Equity Award Adjustments	27
Section 12.03.	Treatment of Equity Awards Upon Distribution	27
Section 12.04.	Cooperation	31
Section 12.05.	Treatment of UK Share Plan and Employees Share Ownership Plan (Ireland)	31
Section 12.06.	Director Compensation	32

ARTICLE 13

NON-U.S. EMPLOYEES

Section 13.01.	Treatment of Non-U.S. Employees	32

ARTICLE 14

COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY

Section 14.01.	Cooperation	32
Section 14.02.	Access to Information; Privilege; Confidentiality	33

ARTICLE 15

TERMINATION

Section 15.01.	Termination	33
Section 15.02.	Effect of Termination	33

EMPLOYEE MATTERS AGREEMENT
EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of , by and between Honeywell International Inc., a Delaware corporation (“Automation”), and Honeywell Aerospace Inc. (f/k/a Honeywell Aerospace LLC), a Delaware corporation (“Aerospace,” and together with Automation, the “Parties”).
R E C I T A L S
WHEREAS the Parties have entered into the Separation and Distribution Agreement (the “Separation Agreement”) dated as of , pursuant to which Automation intends to effect the Distribution; and
WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.
“Adjusted PCU” has the meaning set forth in Section 3.02.
“Aerospace” has the meaning set forth in Preamble.
“Aerospace 401(k) Plan” has the meaning set forth in Section 9.01.
“Aerospace 401(k) Trust” has the meaning set forth in Section 9.01.
“Aerospace Adjusted Stock Value” means the product of (a) the Aerospace Stock Value and (b) the Aerospace Distribution Ratio.
“Aerospace Adjustment Ratio” means the quotient, rounded to six decimal places, obtained by dividing (a) the Automation Pre-Separation Stock Value by (b) the Aerospace Stock Value.
“Aerospace Awards” means Aerospace Option Awards and Aerospace RSU Awards, collectively.
“Aerospace Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the Automation Group, contributed to by any member of the Aerospace Group or to which any member of the Aerospace Group is a party.
“Aerospace Board” means the Board of Directors of Aerospace.
“Aerospace Business” shall have the meaning set forth in the Separation Agreement.
“Aerospace Common Stock” shall mean the issued and outstanding shares of Common Stock, par value $1.00 per share, of Aerospace.
“Aerospace Common Stock Fund” has the meaning set forth in Section 9.04.
“Aerospace Nonqualified Deferred Compensation Plans” has the meaning set forth in Section 10.01.
“Aerospace Employee” shall mean, as of any applicable date, (a) each individual who is an employee of the Aerospace Group as of immediately prior to the Distribution, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, short-term disability), (b) each individual who becomes an active employee of the Aerospace Group following the Welfare Plan Date, but, in each case of clause (a) or (b), excluding any Former Aerospace Employee, (c) each individual listed in a Local Agreement as an Aerospace Employee and (d) each individual, if any, who, although deemed to be an employee of the Automation Group due to the Transfer of Undertakings because of such individual’s rendering of services pursuant to the TSA or otherwise, is intended by Automation to be an Aerospace Employee; provided, however, that unless otherwise required by applicable Law, each individual listed in a Local Agreement as an Automation Employee shall be an Automation Employee for all purposes of this Agreement.
“Aerospace Employee PCU” shall mean a performance cash unit that has been granted to an Aerospace Employee under an Automation Equity Plan.
“Aerospace Independent Contractor” shall mean each individual who, as of the date on which Automation determines to transfer the contracts of service of applicable individuals to Aerospace or another member of the Aerospace Group, is engaged as an independent contractor or consultant by Automation or any member of the Automation Group or who is party to any agreement with Automation or any member of the Automation Group contemplating future service, and in each case who Automation determines as of such date is (or who, pursuant to such agreement contemplating future service, would be) either (i) exclusively or primarily engaged in the Aerospace Business or (ii) necessary for the ongoing operation of the Aerospace Business following the Distribution.
“Aerospace Long-Term Incentive Plan” has the meaning set forth in Section 12.01.
“Aerospace LTD Employee” shall mean any Aerospace Employee who is receiving long-term disability benefits under the Automation LTD Plan.

“Aerospace Non-Employee Director” shall mean any member of the board of directors of Aerospace as of immediately after the Effective Time who served as a non-employee director of the Board as of immediately prior to the Effective Time and who is not an Aerospace Employee.
“Aerospace Option Award” means an award of options to purchase Aerospace Common Stock assumed by Aerospace pursuant to the Aerospace Long-Term Incentive Plan in accordance with Sections 12.03(a) and (b).
“Aerospace Partial Transfer Pension Plan” has the meaning set forth in Section 8.02.
“Aerospace RSU Award” means an award of time-based restricted stock units relating to Aerospace Common Stock assumed by Aerospace pursuant to the Aerospace Long-Term Incentive Plan in accordance with Sections 12.03(c), (d), (e) and (f).
“Aerospace Stock Value” means the volume-weighted average per share price of Aerospace Common Stock on The Nasdaq Stock Market during the Distribution Date.
“Aerospace U.S. Pension Liabilities” has the meaning set forth in Section 8.01.
“Aerospace U.S. Pension Participants” has the meaning set forth in Section 8.01.
“Aerospace U.S. Pension Plan” has the meaning set forth in Section 8.01.
“Aerospace U.S. Pension Transfer Date” has the meaning set forth in Section 8.01.
“Aerospace U.S. Pension Trust” has the meaning set forth in Section 8.01.
“Aerospace Value Factor” means the quotient, rounded to six decimal places obtained by dividing (a) the product of (i) the Distribution Ratio and (ii) the Automation Pre-Separation Stock Value, by (b) the sum of (i) the Aerospace Adjusted Stock Value, and (ii) the Automation Post-Separation Stock Value.
“Aerospace Welfare Plans” has the meaning set forth in Section 6.01.
“Agreement” has the meaning set forth in Preamble.
“Automation” has the meaning set forth in Preamble.
“Automation 401(k) Plan” shall mean the Honeywell 401(k) Plan.
“Automation Adjustment Ratio” means the quotient, rounded to six decimal places, obtained by dividing (a) the Automation Pre-Separation Stock Value by (b) the Automation Post-Separation Stock Value.
“Automation Awards” means each Automation Option Award, Automation PSU Award and Automation RSU Award.

“Automation Benefit Plan” shall mean any Benefit Plan sponsored, maintained or, unless such Benefit Plan is sponsored or maintained by a member of the Aerospace Group, contributed to by any member of the Automation Group or to which any member of the Automation Group is a party.
“Automation CAS Employees” has the meaning set forth on Schedule to this Agreement.
“Automation Compensation Committee” means the Management Development and Compensation Committee of the Board.
“Automation Common Stock” shall mean the issued and outstanding shares of Common Stock, par value $1.00 per share, of Automation.
“Automation Common Stock Fund” has the meaning set forth in Section 9.02.
“Automation Employee” shall mean, as of any applicable date, (a) each individual who is an employee of the Automation Group as of immediately prior to the Distribution, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, or short-term disability), (b) each individual who becomes an active employee of the Automation Group following the Distribution, but, in each case, excluding any Aerospace Employee or Former Aerospace Employee and (c) each individual, if any, who, although deemed to be an employee of the Aerospace Group due to the Transfer of Undertakings because of such individual’s rendering of services pursuant to the TSA or otherwise, is intended by Automation to be an Automation Employee.
“Automation Equity Plans” shall mean the 2016 Stock Incentive Plan, the 2016 Stock Incentive Plan for Non-Employee Directors, and the 2011 Stock Incentive Plan, each as amended from time to time, and any other stock option, stock incentive compensation plan or arrangement, including equity award agreements, that is an Automation Benefit Plan, as in effect as of the time relevant to the applicable provision of this Agreement.
“Automation Health Savings Account” shall mean any health savings account under a health savings account plan that is an Automation Benefit Plan.
“Automation Independent Contractor” shall mean each individual who, as of the date on which Automation determines to transfer the contracts of service of applicable individuals to Aerospace or another member of the Aerospace Group, is engaged as an independent contractor or consultant by Automation or any member of the Automation Group or who is party to any agreement with Aerospace or any member of the Aerospace Group contemplating future service, and in each case who Automation determines as of such date is (or who, pursuant to such agreement contemplating future service, would be) either (i) exclusively or primarily engaged in the Automation Business or (ii) necessary for the ongoing operation of the Automation Business following the Distribution.

“Automation LTD Plan” shall mean any long-term disability insurance plan that is an Automation Benefit Plan.
“Automation Non-Employee Director” means an individual who serves as a non-employee director of the Board and who is not an Aerospace Non-Employee Director.
“Automation Nonqualified Deferred Compensation Plans” shall mean the Automation Deferred Incentive Compensation Plan, the Automation Excess Benefit Plan and Supplemental Savings Plan, the Supplemental Pension Plan, the Supplemental Executive Retirement Plan for Executives in Career Band 6 and Above and the Supplemental Defined Benefit Retirement Plan, each as amended from time to time.
“Automation Option Award” means an award of options to purchase Automation Common Stock granted pursuant to an Automation Equity Plan that is outstanding as of immediately prior to the Effective Time.
“Automation Partial Transfer Pension Plan” has the meaning set forth in Section 8.02.
“Automation Pension Plan” has the meaning set forth in Section 8.01.
“Automation Pension Trust” has the meaning set forth in Section 8.01.
“Automation Post-Separation Stock Value” means the volume-weighted average per share price of Automation Common Stock on the Nasdaq Stock Market during the Distribution Date.
“Automation Pre-Separation Stock Value” means the closing per share price of Automation Common Stock trading “regular way with due bills” on The Nasdaq Stock Market on the last trading day immediately prior to the Distribution Date.
“Automation PSU Award” means an award of performance-based stock units relating to Automation Common Stock granted pursuant to an Automation Equity Plan that is outstanding immediately prior to the Effective Time.
“Automation RSU Award” means an award of restricted stock units with respect to Automation Common Stock granted pursuant to an Automation Equity Plan that is outstanding as of immediately prior to the Effective Time.
“Automation Value Factor” means the quotient, rounded to six decimal places, obtained by dividing (a) the Automation Pre-Separation Stock Value, by (b) the sum of (i) the Aerospace Adjusted Stock Value, and (ii) the Automation Post-Separation Stock Value.
“Automation Welfare Plan” shall mean each Welfare Plan that is an Automation Benefit Plan.
“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee compensation or benefit plan, program, policy, agreement, arrangement or understanding, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.
“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and any applicable similar state or local laws.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreements” has the meaning set forth in Section 2.03.
“Delayed Transfer Employee” has the meaning set forth in Section 2.02..
“Destination Employer” has the meaning set forth in Section 2.02.
“Distribution Ratio” shall mean a number equal to .
“Employee Records” shall mean, to the extent existing and possessed by Automation and/or a member of the Automation Group prior to the Distribution Date, all personnel files and/or employee records (including, but not limited to, any IRS Form I-9, IRS Form W-2, and training- or compliance-related documents, whether or not included or retained within or outside each such individual’s personnel file) of the Aerospace Employees and Former Aerospace Employees, except for (i) “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar state, local or foreign Law (including forms of such individual’s work-related medical restriction(s)), or (ii) performance records.
“Employee Representative” shall mean any works council, employee representative, labor union, trade union, labor or management organization, labor board, group of employees, or any similar representative or employee representative body for any Aerospace Employees or Former Aerospace Employees.
“Employment Agreement” means any individual employment contract, offer letter or other individual compensatory arrangement between Automation or any member of the Automation Group on the one hand, and any Aerospace Employee or Former Aerospace Employee on the other hand, as in effect immediately prior to the Distribution Date.
“Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation of an employee or other service provider.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.
“Former Aerospace Employee” shall mean, as of any applicable date, each individual who (a) as of immediately prior to such individual’s termination of employment (x) was an Aerospace Employee or (y) dedicated all or substantially all of his or her employment services to the activities and operations of the Aerospace Business (excluding any employees providing services to the Aerospace Group pursuant to the TSA) and (b) as of such applicable date, is not employed by any member of the Aerospace Group.
“Former Aerospace Independent Contractor” means (i) any individual who would qualify as an Aerospace Independent Contractor but whose engagement or service with Automation or any member of the Automation Group terminated for any reason prior to any applicable date, and (ii) any former individual independent contractor or consultant of Automation or any member of the Automation Group who was exclusively or primarily engaged in the Aerospace Business (A) at the time either (x) such business was sold, conveyed, assigned, transferred, spun-off, split-off or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the Aerospace Group or the Automation Group or (y) the operations, activities or production of which were discontinued, abandoned, completed or otherwise terminated (in whole or in part), or (B) at any other time, but in such case only to the extent relating to his or her service with such Aerospace Business.
“Former Automation Employee” shall mean a former employee who, on the applicable date, is not a Former Aerospace Employee.
“Former Automation Independent Contractor” means (i) any individual who would qualify as a Automation Independent Contractor but whose engagement or service with Automation or any member of the Automation Group terminated for any reason prior to any applicable date, and (ii) any former individual independent contractor or consultant of Aerospace or any member of the Aerospace Group who was exclusively or primarily engaged in the Automation Business (A) at the time either (x) such business was sold, conveyed, assigned, transferred, spun-off, split-off or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the Aerospace Group or the Automation Group or (y) the operations, activities or production of which were discontinued, abandoned, completed or otherwise terminated (in whole or in part), or (B) at any other time, but in such case only to the extent relating to his or her service with such Automation Business.
“Local Agreement” shall mean an agreement describing the implementation of the matters described in this Agreement (including, without limitation, matters regarding employment, compensation and employee benefits) with respect to Non-U.S. Employees in accordance with applicable non-U.S. Law in the custom of the applicable jurisdictions.
“Non-U.S. Employees” has the meaning set forth in Section 13.01.
“Parties” has the meaning set forth in Preamble.

“Pension Asset Transfer Amount” has the meaning set forth in Section 8.01.
“Post-Separation Automation Awards” means Post-Separation Automation Option Awards and Post-Separation Automation RSU Awards.
“Post-Separation Automation Option Award” means an Automation Option Award adjusted as of the Effective Time in accordance with Section 12.03(a).
“Post-Separation Automation RSU Award” means an Automation RSU Award or a Automation PSU Award adjusted as of the Effective Time in accordance with Sections 12.03(c) or (e), respectively.
“Projected Benefit Obligation” has the meaning set forth in Section 8.01.
“Restrictive Covenant Agreement” means any individual (i) Honeywell International Inc. Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information, (ii) Honeywell International Inc. Noncompete Agreement for Select Management Employees, or (iii) any other individual agreement containing restrictive covenants (including, without limitation, confidentiality, non-disclosure, non-competition, non-solicitation, non-interference, and/or non-hire restrictive covenants), in each case, between Automation or any member of the Automation Group on the one hand, and any Aerospace Employee or Former Aerospace Employee on the other hand, as in effect immediately prior to the Distribution Date.
“Securities Act” means the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Separation Agreement” has the meaning set forth in Recitals.
“Specified Grantee” means an individual listed on Schedule to this Agreement.
“Stock Option” means an option to acquire common stock.
“Transfer of Undertakings” shall mean the Transfers of Undertakings Directive 2001/23/EC of the European Council and any similar applicable Law.
“TSA” shall mean the Transition Services Agreement dated as of the date of this Agreement by and between Automation and Aerospace.
“UK Share Purchase Plan” has the meaning set forth in Section 12.05.
“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits.
“Welfare Plan Date” has the meaning set forth in Section 6.01.

ARTICLE 2
GENERAL PRINCIPLES
Section 2.01.    Employees and Independent Contractors
(a)    Except as provided in Section 2.02, all Aerospace Employees as of immediately prior to the Distribution shall continue to be employees of the Aerospace Group immediately following the Distribution. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall result in any Aerospace Employee, or Former Aerospace Employee being deemed to have incurred a termination of employment or being eligible to receive severance benefits, solely as a result of the Distribution. To the extent permitted by applicable Law, through and until immediately prior to the Distribution Date, Automation shall use commercially reasonable efforts to (i) cause the contract of services of any natural person Aerospace Independent Contractor to be transferred to (or retained by, as applicable) a member of the Aerospace Group and (ii) cause the contract of services between any natural person Automation Independent Contractor engaged directly by a member of the Aerospace Group who does not qualify as an Aerospace Independent Contractor, to be transferred to (or retained by, as applicable) a member of the Automation Group.
(b)    Except as provided in Section 2.02, all Automation Employees as of immediately prior to the Distribution shall continue to be employees of the Automation Group immediately following the Distribution. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall result in any Automation Employee, or Former Automation Employee being deemed to have incurred a termination of employment or being eligible to receive severance benefits, solely as a result of the Distribution. To the extent permitted by applicable Law, through and until immediately prior to the Distribution Date, Aerospace shall use commercially reasonable efforts to (i) cause the contract of services of any natural person Automation Independent Contractor to be transferred to (or retained by, as applicable) a member of the Automation Group and (ii) cause the contract of services between any natural person Aerospace Independent Contractor engaged directly by a member of the Automation Group who does not qualify as a Automation Independent Contractor, to be transferred to (or retained by, as applicable) a member of the Aerospace Group.
(c)    To the extent that the assignment of any agreement relating to the services of an independent contractor is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the Group which is intended to be the assignee shall be considered to be a successor to each member of the Group intended to be the assignor for purposes of, and a third-party beneficiary with respect to, such agreement, such that each member of the Group intended to be the assignee shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary).
Section 2.02.    Delayed Transfer Employees. To the extent that applicable Law (including the Transfer of Undertakings) or any arrangement with a Governmental Authority or any agreement between Parties prevents the Parties from causing any (a) Automation Employee who is intended to be an Aerospace Employee to be employed by a member of the Aerospace Group as of immediately following the Distribution as contemplated by Section 2.01(a) or (b) Aerospace Employee who is intended to be an Automation Employee to be employed by a member of the Automation Group as of immediately following the Distribution as contemplated by Section 2.01(b) (each such employee, a “Delayed Transfer Employee” and the Aerospace Group or Automation Group entity to which such Delayed Transfer Employee is intended to be transferred, the “Destination Employer”), the Parties shall use commercially reasonable efforts to ensure that (i) such Delayed Transfer Employee becomes employed by the Destination Employer at the earliest time permitted by applicable Law or such agreement with a Governmental Authority or at the time mutually agreed between the Parties and (ii) the Destination Employer receives the benefit of such Delayed Transfer Employee’s services from and after the Distribution, including under the TSA or by entering into an employee leasing or similar arrangement. “Delayed Transfer Employee” shall also include (x) any Automation Employee who, following the Distribution, provides services to the Aerospace Group under the TSA and whose employment is intended by Automation to transfer to the Aerospace Group following the completion of the applicable TSA service, and with respect to such Delayed Transfer Employees, the Parties shall use commercially reasonable efforts to ensure that any such Delayed Transfer Employee becomes employed by the Aerospace Group as soon as practicable following the completion of the applicable TSA service, and (y) any Automation Employee whose employment is intended to transfer to the Aerospace Group as of immediately following the Distribution as contemplated by Section 2.01, and with respect to each such Delayed Transfer Employee, the Parties shall use commercially reasonable efforts to ensure that each such Delayed Transfer Employee becomes employed by the Aerospace Group as soon as practicable following the Distribution. From and after the commencement of a Delayed Transfer Employee’s employment with the Destination Employer, such Delayed Transfer Employee shall be treated for all purposes of this Agreement, including Section 4.02, as if such Delayed Transfer Employee commenced employment with the Destination Employer as of the Distribution as contemplated by Section 2.01.
Section 2.03.    Collectively Bargained Employees. All provisions contained in this Agreement providing for the treatment of compensation and benefits in connection with the Distribution shall apply equally to any employee who is covered by any agreements or arrangements with any collective bargaining representative, works council, labor union, trade union, labor or management organization, group of employees, or other Employee Representative (collectively, “Collective Bargaining Agreements”), including all (i) national or sector specific collective agreements which are applicable to Aerospace Employees and (ii) modifications of, or amendments to, such agreements or arrangements and any rules, procedures, awards or decisions of Governmental Authorities interpreting or applying such agreements, except to the extent that any such agreement specifically provides for the compensation or benefits contemplated by such provision and, in each such case, such agreement shall apply rather than the terms of this Agreement.
Section 2.04.    Collective Bargaining Agreements. As of the Distribution, Aerospace shall, and shall cause the members of the Aerospace Group as appropriate to, adopt and assume any Collective Bargaining Agreement covering any of the Aerospace Employees immediately prior to the Distribution, subject to any agreed-upon changes required by the transition of such Collective Bargaining Agreement to Aerospace or applicable Law, and recognize the works councils, labor unions and other Employee Representatives that are party to such Collective Bargaining Agreements; provided that any compensation or benefits that were, prior to the Distribution, provided to Aerospace Employees under the Collective Bargaining Agreements through the Automation Benefit Plans shall, to the extent such compensation and benefits are still required to be provided under the Collective Bargaining Agreements on and after the Distribution, be provided as mutually agreed with such works councils, labor unions and other Employee Representatives through the Aerospace Benefit Plans as set forth in this Agreement. Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations of the Automation Group or the Aerospace Group to any Employee Representative or any other Person as described in such Collective Bargaining Agreement.
Section 2.05.    Information and Consultation. The Parties shall, and shall cause the other members of the Automation Group and/or Aerospace Group (as applicable) to, comply with all requirements and obligations to inform, consult or otherwise notify any Aerospace Employees, any Automation Employees, and/or Employee Representatives in relation to the Distribution or other transactions contemplated by this Agreement and/or the Separation Agreement, whether required pursuant to any Collective Bargaining Agreement, the Transfer of Undertakings, or other applicable Law.
Section 2.06.    Liabilities and Assets Generally.
(a)    All Liabilities and Assets Assumed or retained by a member of the Automation Group under this Agreement shall be Automation Liabilities or Automation Assets, respectively, for purposes of the Separation Agreement. All Liabilities and Assets Assumed or retained by a member of the Aerospace Group under this Agreement shall be Aerospace Liabilities or Aerospace Assets, respectively, for purposes of the Separation Agreement.
(b)    From and after the Distribution Date, except as expressly provided in this Agreement (or a Local Agreement) or as required under applicable Law:
(i)    Aerospace and the Aerospace Group shall assume or retain, as applicable, and Aerospace hereby agrees to pay, perform, fulfill and discharge, in due course in full, whenever incurred (i) all Liabilities with respect to the employment, engagement, service, or termination of employment, engagement, or service of all Aerospace Employees, Former Aerospace Employees, Aerospace Independent Contractors, Former Aerospace Independent Contractors, and their dependents and beneficiaries in each case, to the extent arising, in whole or in part, in connection with or as a result of employment, engagement or service with or the performance or services to or on behalf of any member of the Aerospace Group or Automation Group, (ii) all Liabilities under all Aerospace Benefit Plans, taking into account the Aerospace Benefit Plan’s assumption of Liabilities with respect to Aerospace Employees and Former Aerospace Employees that were originally the Liabilities of the corresponding

Automation Benefit Plan with respect to period prior to the Effective Time, (iii) all Liabilities with respect to any Action listed on Schedule C and (iv) any other Liabilities expressly assigned to Aerospace or any member of the Aerospace Group under this Agreement or Schedule 1.1(25)(iii) of the Separation Agreement, and
(ii)    Automation and the Automation Group shall assume or retain, as applicable, and Automation hereby agrees to pay, perform, fulfill and discharge, in due course in full whenever incurred (i) all Liabilities with respect to the employment, engagement, service, or termination of employment of all Automation Employees, Former Automation Employees, Automation Independent Contractors, Former Automation Independent Contractors, and their dependents and beneficiaries, in each case to the extent solely arising in connection with or as a result of employment, engagement or service with or the performance of services to or on behalf of any member of the Automation Group or Aerospace Group, (ii) all Liabilities under all Automation Benefit Plans, taking into account a corresponding Aerospace Benefit Plan’s assumption of Liabilities with respect to Aerospace Employees and Former Aerospace Employees that were originally the Liabilities of such Automation Benefit Plan with respect to period prior to the Effective Time, (iii) all Liabilities with respect to any Action listed on Schedule D and (iv) any other Liabilities expressly assigned to Automation or any member of the Automation Group under this Agreement.
(c)    From and after the Distribution Date, except as expressly provided in this Agreement (or a Local Agreement) or as required under applicable Law:
(i)    Aerospace and the Aerospace Group shall Assume or retain, as applicable, all Assets held in trust to fund the Aerospace Benefit Plans and all insurance policies funding the Aerospace Benefit Plans.
(ii)    Automation and the Automation Group shall Assume or retain, as applicable, all Assets held in trust to fund the Automation Benefit Plans and all insurance policies funding the Automation Benefit Plans.
(d)    To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the treatment of comparable Liabilities under this Agreement.
(e)    Notwithstanding anything contained here to the contrary, the allocation of Environmental Liabilities shall be governed exclusively by the Separation Agreement;  provided, that, for the avoidance of doubt, such allocation shall not affect the availability to Automation Employees, Former Automation Employees, Aerospace Employees or Former Aerospace Employees of welfare or workers compensation benefits to which such employees or former employees would otherwise be entitled.

Section 2.07.    Benefit Plans.
(a)    Except as otherwise specifically provided in this Agreement, as of the Distribution, (i) each Aerospace Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the Aerospace Group shall cease to be a participating employer in, all Automation Benefit Plans, and, as of such time, Aerospace shall, or shall cause its Subsidiaries to, have in effect such corresponding Aerospace Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement and (ii) each Automation Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and each member of the Automation Group shall cease to be a participating employer in, all Aerospace Benefit Plans.
(b)    Effective upon the Distribution, except as otherwise specifically provided in this Agreement (or a Local Agreement), (i) Automation shall, or shall cause one or more members of the Automation Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all Automation Benefit Plans, and (ii) Aerospace shall, or shall cause one of the members of the Aerospace Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all Aerospace Benefit Plans.
(c)    Each Party shall use its commercially reasonable efforts to provide the other Party with information describing each Benefit Plan election made by an employee or former employee that may have application to such Party’s Benefit Plans from and after the Effective Time, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections, including any beneficiary designations. Each Party shall, upon reasonable request, use its commercially reasonable efforts to provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.
Section 2.08.    Payroll Services. Except as may otherwise be provided in accordance with the TSA, on and after the Distribution, the members of the Aerospace Group shall be solely responsible for providing payroll services to the Aerospace Employees, Former Aerospace Employees, Aerospace Independent Contractors, and Former Aerospace Independent Contractors.
Section 2.09.    No Change in Control. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any Automation Benefit Plan or Aerospace Benefit Plan, including the Aerospace Long-Term Incentive Plan.
Section 2.10.    Inadvertent Transfers. In the event that either Party determines following the Distribution that an individual who was intended to be a Automation Employee or an Aerospace Employee has inadvertently become employed by the Aerospace Group or the Automation Group, respectively, for any reason, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary in order to cause the employment of such individuals to be promptly transferred to a member of the Automation Group or the Aerospace Group, as applicable, and as intended by Automation prior to the Distribution.
Section 2.11.    Employee Records. Unless prohibited by applicable Law, on or within an agreed upon period following the Distribution Date, Automation shall assign, transfer, and deliver (or cause to be assigned, transferred, and delivered) to Aerospace copies of any and all Employee Records with respect to Aerospace Employees and Former Aerospace Employees, in each case in a manner compliant with applicable Law and as agreed upon by the applicable members of the Automation Group and the Aerospace Group in each applicable jurisdiction; provided, however, that nothing herein shall require the transfer of any Employee Records already in the possession of the Aerospace Group or any member thereof. Automation and the members of the Automation Group shall be permitted to retain copies (or, where required by applicable Law, originals) of all Employee Records, except where prohibited by applicable Law.
Section 2.12.    Foreign National Employees. Aerospace shall, and shall cause its Subsidiaries to, employ all Aerospace Employees who are foreign nationals working in the United States on non-immigrant visa status (including, without limitation, on an H-1B visa) or who are working outside of the jurisdiction of such Aerospace Employee’s citizenship under terms and conditions such that Aerospace and/or its Subsidiaries, as applicable, qualify as a “successor employer” or successor-in-interest to the Aerospace Business for purposes of such Aerospace Employee’s jurisdiction’s applicable immigration Laws effective as of the Distribution Date. Prior to the Distribution Date, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary to ensure the proper and prompt transfer of the sponsorship of work permits and immigration visas as applicable. On and after the Distribution Date, Aerospace (i) shall, and shall cause its Subsidiaries to, use best efforts to process and support visa, green card or similar applications with respect to Aerospace Employees working outside of the jurisdiction of such Aerospace Employee’s citizenship, and (ii) shall assume and be solely responsible for all immigration-related Liabilities and responsibilities with respect to such Aerospace Employees.
Section 2.13.    Restrictive Covenant Agreements. Automation shall use commercially reasonable efforts to assign and transfer, or cause an applicable member of the Automation Group to assign and transfer, to Aerospace or another member of the Aerospace Group as designated in advance in writing by Aerospace, all rights and benefits under the Restrictive Covenant Agreements and Employment Agreements, with such assignment effective as of the Distribution Date. Aerospace and Aerospace shall accept such assignment (or cause such assignment to be accepted) of any Restrictive Covenant Agreement and Employment assigned pursuant to this Section 2.13, with such assignment effective as of the Distribution Date; provided that, to the extent that assignment of any such Restrictive Covenant Agreement or Employment is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the Aerospace Group shall be considered to be a successor to each member of the Automation Group for purposes of, and a third-party beneficiary with respect to, such Restrictive Covenant Agreement or Employment Agreement, such that each member of the Aerospace Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary). To the extent permitted by applicable Law, Automation and the members of the Automation Group, as applicable, shall retain, on a non-exclusive basis, all of its and their respective rights under each Restrictive Covenant Agreement as assigned hereunder, including, but not limited to, the right to enforce or seek relief upon any breach or threatened breach of any restrictive covenants or obligations therein in any action or proceeding. Notwithstanding the foregoing, to the extent necessary for any Aerospace Employee to perform services for the Aerospace Group as an employee thereof following the Distribution, effective as of the Distribution Date, Automation shall (or shall cause one or more members of the Automation Group to) waive any existing non-competition, non-solicitation, no-hire, confidentiality, or other restrictive covenants owed to Automation or any member of the Automation Group solely to the extent necessary for such Aerospace Employee to perform such services for the Aerospace Group.
ARTICLE 3
NON-EQUITY INCENTIVES
Section 3.01.    Aerospace Employee Cash Incentives. Aerospace Group shall pay any cash incentive compensation earned or accrued by any Aerospace Employee or Former Aerospace Employee and that remains unpaid as of the Distribution Date and any cash incentive compensation due for the 2026 performance year pursuant to the terms and conditions of the applicable cash incentive plan or policy in effect on the Distribution Date.
Section 3.02.    Aerospace Employee Performance Cash Units. Effective as of the Distribution Date, each Aerospace Employee PCU that is outstanding as of immediately prior to the Distribution shall be assumed by Aerospace and converted into an adjusted performance cash unit (an “Adjusted PCU”), with the same terms and conditions (excluding performance-based vesting conditions) as were applicable to such Aerospace Employee PCU immediately prior to the Effective Time; provided that the level of achievement of all performance conditions applicable to each Aerospace Employee PCU shall be determined by the Compensation Committee prior to the Effective Time, and the corresponding Adjusted PCU shall continue to vest based on continued employment through the applicable service period(s).
ARTICLE 4
SERVICE CREDIT
Section 4.01.    Automation Benefit Plans. Except as may otherwise be provided in accordance with the TSA, service of Aerospace Employees and Former Aerospace Employees, on and after the Distribution, with any member of the Aerospace Group or any other employer, as applicable, other than any member of the Automation Group, shall not be taken into account for any purpose under any Automation Benefit Plan.
Section 4.02.    Aerospace Benefit Plans.
(a)    Unless prohibited by applicable Law, Aerospace shall, and shall cause its Subsidiaries to, credit service accrued by each Aerospace Employee with, or otherwise recognized for purposes of any Benefit Plan by, any member of the Automation Group or the Aerospace Group on or prior to the Distribution for purposes of (a) eligibility, vesting and benefit accrual under each Aerospace Benefit Plan under which service is relevant in determining eligibility, vesting and benefit accrual, (b) determining the amount of severance payments and benefits (if any) payable under each Aerospace Benefit Plan that provides severance payments or benefits and (c) determining the number of vacation days to which each such employee shall be entitled following the Distribution, in the case of clauses (a), (b) and (c), (i) to the same extent recognized by the relevant members of the Automation Group or Aerospace Group or the corresponding Automation Benefit Plan or Aerospace Benefit Plan immediately prior to the Distribution Date and (ii) except to the extent such credit would result in a duplication of benefits for the same period of service.
(b)    Except as may otherwise be provided in Section 12.03(a), Section 12.03(c) and Section 12.03(e), service of Automation Employees, on and after the Distribution, with any member of the Automation Group or any other employer, as applicable, other than any member of the Aerospace Group, shall not be taken into account for any purpose under any Aerospace Benefit Plan.
ARTICLE 5
SEVERANCE
Section 5.01.    Severance. Except as required by applicable Law, the Aerospace Group shall be solely responsible for all Liabilities, including all severance or other separation payments and benefits (including any termination indemnity or retirement indemnity plan), relating to the termination or alleged termination of any Aerospace Employee’s or Former Aerospace Employee’s employment, whether occurring prior to, on or following the Distribution Date. For the avoidance of doubt, such Liabilities shall include any employer-paid portion of any Employment Taxes and shall be treated as Liabilities of Aerospace and the Aerospace Group in accordance with the principles of Section 2.06.
ARTICLE 6
CERTAIN WELFARE BENEFIT PLAN MATTERS;
WORKERS’ COMPENSATION LIABILITIES
Section 6.01.    Aerospace Welfare Plans. Without limiting the generality of Section 2.07, effective as of the Distribution or such other date as agreed to between Automation and Aerospace but not later than the Distribution Date (such applicable date, the “Welfare Plan Date”), Aerospace shall establish Welfare Plans (collectively, the “Aerospace Welfare Plans”) to provide welfare benefits to the Aerospace Employees and eligible Former Aerospace Employees (and, in each case, their dependents and beneficiaries) in each applicable jurisdiction and as of the applicable Welfare Plan Date, each Aerospace Employee and eligible Former Aerospace Employee (and, in each case, his or her dependents and beneficiaries) shall cease active participation in the corresponding Automation Welfare Plan For purposes of this Article 6, eligible Former Aerospace Employee means any Former Aerospace Employee who was receiving or entitled to receive welfare benefits in connection with his or her termination of employment from a member of the Automation Group or the Aerospace Group as of the applicable Welfare Plan Date. Notwithstanding the foregoing, to the extent that Automation determines that the aforementioned provision of material welfare benefits by Aerospace to one or more Aerospace Employees or a Former Aerospace Employee is not feasible, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary in order to cause the Aerospace Employees or Former Aerospace Employees to receive substantially equivalent value for such benefits.
Section 6.02.    Allocation of Welfare Benefit Claims. (a) The members of the Automation Group shall assume and retain all Liabilities in accordance with the applicable Automation Welfare Plan and Aerospace Welfare Plan for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, incurred by Aerospace Employees and Former Aerospace Employees (and each of their respective dependents and beneficiaries) under such plans prior to the Distribution Date, and (b) the members of the Aerospace Group shall assume and retain all Liabilities in accordance with the Aerospace Welfare Plans for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, incurred by Aerospace Employees and Former Aerospace Employees (and each of their respective dependents and beneficiaries) on or after the Distribution Date. For purposes of this Section 6.02, a benefit claim shall be deemed to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits.
Section 6.03.    Workers’ Compensation Liabilities. Effective upon the Distribution, (x) Aerospace shall assume all Liabilities for Aerospace Employees, Former Aerospace Employees, Aerospace Independent Contractors, and Former Aerospace Independent Contractors related to any and all workers’ compensation injuries, incidents, conditions, claims or coverage where such injuries, incidents, claims or coverage were incurred on or following the Distribution Date, and Aerospace shall be fully responsible for the administration, management and payment of all such claims and satisfaction of all such Liabilities and (y) Automation shall retain all Liabilities for Aerospace Employees, Former Aerospace Employees, Aerospace Independent Contractors, and Former Aerospace Independent Contractors related to any and all workers’ compensation injuries, incidents, conditions, claims or coverage where such injuries, incidents, claims or coverage were incurred prior to the Distribution Date, and Automation shall be fully responsible for the administration, management and payment of all such claims and satisfaction of all such Liabilities.
Section 6.04.    COBRA. In the event that an Aerospace Employee or Former Aerospace Employee (or his or her eligible dependents) was receiving, or was eligible to receive, continuation health coverage pursuant to COBRA on or after the applicable Welfare Plan Date, except as provided in Section 6.02 with respect to claims incurred prior to the Distribution Date, Aerospace and the Aerospace Welfare Plans shall be responsible for all Liabilities to such employee in respect of COBRA on or after the applicable Welfare Plan Date. Except as set forth in Section 6.02 with respect to claims incurred prior to the Distribution Date, Aerospace shall indemnify, defend and hold harmless the members of the Automation Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by Aerospace, or the failure of Aerospace to meet its COBRA obligations, to Aerospace Employees, Former Aerospace Employees and their respective eligible dependents with respect to periods on or after the applicable Welfare Plan Date.
Section 6.05.    Health Savings Account. Without limiting the generality of Section 2.06, Section 2.07 and Section 14.01 and subject to Section 16.08, Automation and Aerospace shall use commercially reasonable efforts to cooperate in administering any Automation Health Savings Account in connection with the Distribution in accordance with the terms of the applicable Automation Benefit Plan, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties.
Section 6.06.    Flexible Spending Account. Without limiting the generality of Section 2.06, and Section 2.07, effective as of the Welfare Plan Date, Aerospace shall, or shall cause the members of the Aerospace Group to, establish a cafeteria plan that shall provide health or dependent care flexible spending account benefits to Aerospace Employees and Former Aerospace Employees on and after the Welfare Plan Date (collectively, the “Aerospace Flex Plan”). The Parties shall use commercially reasonable efforts to ensure that as of the Welfare Plan Date, any health and dependent care flexible spending accounts of Aerospace Employees (whether positive or negative) (the “Transferred Account Balances”) under Automation Welfare Plans are transferred as soon as practicable after the Welfare Plan Date, from the Automation Welfare Plans to the Aerospace Flex Plan. Such Aerospace Flex Plan shall assume responsibility as of the Welfare Plan Date for all outstanding health or dependent care claims under the corresponding Automation Welfare Plans of each Aerospace Employee as of the first day of the year in which the Distribution occurs and shall assume and agree to perform the obligations of the corresponding Automation Welfare Plans from and after the Welfare Plan Date. As soon as practicable after the Distribution, and in any event within thirty (30) days after the amount of the Transferred Account Balances is determined or such later date as mutually agreed upon by the Parties, Automation shall pay Aerospace the net aggregate amount of the Transferred Account Balances, if such amount is positive, and Aerospace shall pay Automation the net aggregate amount of the Transferred Account Balances, if such amount is negative.
ARTICLE 7
LONG-TERM DISABILITY
Section 7.01.    Benefits. The Automation Group shall assume and retain all Liabilities for providing long-term disability benefits under an Automation LTD Plan with respect to (a) any Automation Employee, Former Automation Employee and any Aerospace LTD Employee and (b) any Aerospace Employee and any Former Aerospace Employee who is on short-term disability, or approved retroactively for a short-term disability where the first day of the approved leave is dated prior to, the Welfare Plan Date and who subsequently becomes eligible to receive long-term disability benefits under an Automation LTD Plan but only with respect to long-term disability benefits arising from short-term or long-term disability claims incurred by any Aerospace Employee or Former Aerospace Employee prior to the Welfare Plan Date and only to the extent such individual is entitled to such long-term disability benefit. For this purpose, a short-term or long-term disability claim shall be considered incurred on the first day of the approved disability leave. For the avoidance of doubt, if at the Welfare Plan Date, an Aerospace Employee is on short-term disability due to a leave where the first day of the disability leave occurred prior to the Welfare Plan Date, such employee shall remain an Aerospace Employee and to the extent such Aerospace Employee becomes entitled to long-term disability benefits under a Automation LTD Plan, Automation shall be liable to provide long-term disability benefits under the Automation LTD Plan but only to the extent such individual is entitled to such benefit. For the avoidance of doubt, other than the benefits provided under any Automation LTD Plan to any Aerospace LTD Employee, all Liabilities with respect to Aerospace LTD Employees (including, without limitation, any Liabilities arising out of any such Aerospace LTD Employee ceasing to participate in, or receive benefits under, any Automation LTD Plan for any reason) shall be treated as a Liability of Aerospace and the Aerospace Group in accordance with Section 2.05.
Section 7.02.    Return to Work. To the extent required by applicable Aerospace policies, as in effect from time to time, and applicable Law, Aerospace shall, or shall cause its Subsidiaries to, employ any Aerospace LTD Employee at such time, if any, as such Aerospace LTD Employee is ready to return to active employment, and from and after such time such Aerospace LTD Employee is ready to return to active employment.
ARTICLE 8
DEFINED BENEFIT PENSION PLANS
Section 8.01.    Automation U.S. Defined Benefit Pension Plan.
(a)    Notwithstanding Section 2.07 or any other provision of this Agreement to the contrary, following the Distribution, the Automation Group shall retain sponsorship of the Automation International Inc. Retirement Earnings Plan (the “Automation Pension Plan”) and all assets and Liabilities arising out of or relating to the Automation Pension Plan; provided that, on or prior to the Distribution, Automation shall assign, and Aerospace shall accept such assignment (or cause such assignment to be accepted), to a new U.S. defined benefit pension plan sponsored by Aerospace (the “Aerospace U.S. Pension Plan”) all Liabilities for vested and unvested benefits under the Automation Pension Plan relating to Aerospace Employees, Former Aerospace Employees and Automation CAS Employees (the “Aerospace U.S. Pension Liabilities,” and such individuals, the “Aerospace U.S. Pension Participants”). No later than the Distribution Date, Aerospace shall establish or maintain, or cause to be established or maintained, such Aerospace U.S. Pension Plan, which shall have material terms and conditions that are substantially identical to the terms and conditions of the Automation Pension Plan that apply to the Aerospace U.S. Pension Participants and shall be (or remain) qualified under Section 401(a) of the Code, and a trust which is part of such Aerospace U.S. Pension Plan and which shall be exempt from tax under Section 501(a) of the Code (the “Aerospace U.S. Pension Trust”). Each Aerospace U.S. Pension Participant shall become a participant in the Aerospace

U.S. Pension Plan as of the Distribution Date. As soon as administratively practicable following the Distribution Date, but subject to Section 8.01(b), Automation shall transfer (or cause to be transferred) from the applicable tax-qualified trust which is part of the Automation Pension Plan (the “Automation Pension Trust”) to the Aerospace U.S. Pension Trust an amount of assets (the “Pension Asset Transfer Amount”) from the Automation U.S. Pension Trust with a fair market value that results from maintaining the same funded ratio (market value of assets over plan liabilities) as the predecessor/combined pension plan, with such liabilities related to the Aerospace U.S. Pension Liabilities as of the Distribution Date, as calculated by an actuary designated by Automation using the actuarial assumptions and calculation procedures as described in ERISA section 4044 as of the month that includes the Distribution Date. The fair market value of such transferred assets will be based on actual market values as of the date of transfer (and, for the avoidance of doubt, such amount of assets shall be determined and certified by an actuary in accordance with Section 414(l) of the Code and Treasury Regulations Section 1.414(l)-1 promulgated thereunder). In executing this transfer, 80% of the estimated transfer value will be transferred on the Distribution Date with the remaining true-up transfer occurring as soon as practicable, but not later than twelve months after the Distribution Date, unless otherwise agreed in writing by the Parties taking into account any delay resulting from any request to the Department of Labor for exemptive relief relating to employer securities held by the Automation U.S. Pension Trust pending transfer to the Aerospace U.S. Pension Trust. The true-up transfer will be adjusted for investment returns of the Automation pension trust from Distribution Date until final true-up transfer is completed. The date of such final transfer is hereinafter referred to as the “Aerospace U.S. Pension Transfer Date.” The Pension Asset Transfer Amount shall be adjusted, for the period between the Distribution and the Aerospace U.S. Pension Transfer Date, to reflect (i) investment earnings (or losses) on the Pension Asset Transfer Amount, based on the actual rate of return for the Automation Pension Plan during such period, (ii) any benefit payments that are made from the Automation Pension Trust to the Aerospace U.S. Pension Participants during such period and (iii) reasonable costs and expenses incurred by Automation and paid by the Automation Pension Trust in respect of the Aerospace U.S. Pension Participants during such period. The Pension Asset Transfer Amount, as adjusted in accordance with the preceding sentence, shall be transferred in a combination of cash and in-kind assets (including, but not limited to, employer securities of Aerospace, contingent upon an applicable exemption or other regulatory or administrative guidance such as a Department of Labor advisory opinion or information letter and subject to the terms of such exemption or guidance) as determined by an investment fiduciary of the Automation Pension Trust or retained by the Automation Pension Investment Committee in its sole and absolute discretion; provided, however, that the Automation Pension Trust shall not be obligated to convert assets into cash to the extent that such conversion would result in a significant reduction in the value of such assets or the remaining assets with respect to the Automation Pension Plan.
(b)    Notwithstanding the foregoing, no transfer of Liabilities or Assets shall be made from the Automation Pension Trust to the Aerospace U.S. Pension Trust until such time as Automation has determined, in its sole discretion, that (i) Aerospace has established the Aerospace U.S. Pension Trust, (ii) the Aerospace U.S. Pension Plan satisfies the requirements for a qualified plan under Section 401(a) of the Code, (iii) the Aerospace U.S. Pension Trust is exempt from tax under Section 501(a) of the Code and (iv) the parties have received all other approvals from all applicable Governmental Authorities (or such approvals are pending). Following the Aerospace U.S. Pension Transfer Date, Automation and the Automation Group shall have no further Liability (either under this Agreement or otherwise) to provide the Aerospace U.S. Pension Participants with benefits under the Automation Pension Plan, except to the extent that any Aerospace U.S. Pension Participant, including any Automation CAS Employee, is a participant entitled to benefits under the terms of the Automation Pension Plan subsequent to the Distribution but in no event with respect to any benefits that are assigned to the Aerospace U.S. Pension Plan and constituting Liabilities within the meaning of Aerospace U.S. Pension Liabilities under this Section 8.01. The Aerospace U.S. Pension Plan and the Aerospace U.S. Pension Trust (and any successor to such plan and/or trust) shall provide that (i) with respect to assets transferred to the Aerospace U.S. Pension Trust from the Automation Pension Trust, such assets shall be held by the Aerospace U.S. Pension Trust for the exclusive benefit of the participants in the Aerospace U.S. Pension Plan, and (ii) the accrued benefits as of the Distribution Date of each Aerospace U.S. Pension Participant may not be decreased by amendment or otherwise. Following the date of this Agreement, Automation and Aerospace shall use commercially reasonable efforts to cooperate in administering the Aerospace U.S. Pension Plan, including by exchanging any necessary participant records, engaging recordkeepers, administrators, providers, insurers and other third parties and making any and all filings and submissions to the appropriate Governmental Authorities in effectuating the provisions of this Section 8.01 (including IRS Forms 5310-A in respect of the transfers of assets and, in the event that the transactions contemplated by this Agreement constitute a “reportable event” within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder for which the applicable notice period has not been waived, timely notification to the Pension Benefit Guaranty Corporation and filing of all reports required in connection therewith). For the avoidance of doubt, the Aerospace U.S. Pension Plan shall be an Aerospace Benefit Plan.
(c)    Assets attributable to The Honeywell Retirement Earnings Plan for Aerospace Employees of Federal Manufacturing & Technologies LLC and The Kansas City Division (Honeywell International Inc.) Hourly Employees Pension Plan under the Automation Trust as of the Distribution Date shall be transferred to a trust designated by Aerospace in accordance with the principles of Section 8.01, including any true up transfer, with the percentage of assets attributable to such plans under the Automation Trust to be determined by an actuary designated by Automation.
Section 8.02.    Non-U.S. Partial Transfer Pension Plans. Except as required by applicable Law or under the terms of a Local Agreement, Automation and Aerospace shall use commercially reasonable efforts to effectuate an assignment and transfer of Liabilities for vested and unvested benefits relating to Aerospace Employees, and an amount of assets related thereto, under any non-U.S. defined benefit pension plans sponsored by Automation or a member of the Automation Group in respect of employees in Germany and Switzerland (each, a “Automation Partial Transfer Pension Plan”) to a non-U.S. defined benefit pension plan or plans sponsored by Aerospace (each, a “Aerospace Partial Transfer Pension Plan”) in accordance with the principles of Section 8.01 (or any analogous principles or other requirements under applicable Law), except that the amount of assets transferred from any such Automation Partial Transfer Pension Plan (or any trust related thereto) to a corresponding Aerospace Partial Transfer Pension Plan (or any

trust related thereto) shall be determined on a plan-by-plan, country-by-country (or, if required by applicable Law, other jurisdiction-by-jurisdiction) basis and shall be equal to a percentage of the Projected Benefit Obligation (as defined in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 715) relating to Aerospace Employees, participating in such Automation Partial Transfer Pension Plan or Aerospace Partial Transfer Pension Plan, as of the Distribution Date, applicable to such plan in such country (or other required jurisdiction) equal to the applicable Automation Partial Transfer Pension Plan’s funding level (expressed as a percentage and as determined by an actuary designated by Automation) in such country (or other required jurisdiction) as of the Distribution Date, or such higher amount as required by applicable Law in such country (or other required jurisdiction). For these purposes, such amounts will be calculated by an actuary designated by Automation and the Projected Benefit Obligation will be calculated by using the same principles and methods as the ASC 715-30 disclosures prepared by Automation at the prior year end, adjusted to reflect market conditions at the Distribution Date. For the avoidance of doubt, any such Aerospace Partial Transfer Pension Plan .shall be an Aerospace Benefit Plan. Further details regarding the treatment of the Automation Partial Transfer Pension Plans and Aerospace Partial Transfer Pension Plans will be as set forth in the applicable Local Agreement.
ARTICLE 9
DEFINED CONTRIBUTION PLANS
Section 9.01.    Aerospace 401(k) Plan. Effective on or before the Distribution, Aerospace shall or shall cause the members of the Aerospace Group to, adopt and establish a 401(k) Plan (the “Aerospace 401(k) Plan”) and a related trust (the “Aerospace 401(k) Trust”), which shall be intended to meet the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirement of Section 501(a) of the Code, and the requirements described in Sections 401(k) and (m) of the Code and which shall have substantially similar terms in all material respects as of immediately prior to the Welfare Plan Date as those of the Automation 401(k) Plan. Notwithstanding the foregoing, Aerospace may make such changes, modifications or amendments to the Aerospace 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Distribution or which result from vendor limitations.
Section 9.02.    Transfer of Account Balances. No later than the Distribution (or such other times as mutually agreed to by the Parties), Automation shall cause the trustee of the Automation 401(k) Plan to transfer from the trust which forms a part of the Automation 401(k) Plan to the Aerospace 401(k) Trust, the account balances of Aerospace Employees and Former Aerospace Employees who were union employees of the Federal Manufacturing & Technologies LLC entity under the Automation 401(k) Plan, which account balances and Aerospace Employee and Former Aerospace Employee status to be determined as of the date of the transfer. Unless otherwise agreed by the Parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans and, with respect to investments in the Automation Common Stock (the “Automation Common Stock Fund”), such transfer shall include Automation Common Stock and, if applicable, Aerospace Common Stock. Any Asset and Liability transfers pursuant to this Section 9.02 shall comply in all respects with Sections

411(d)(6) and 414(l) of the Code and, if required, shall be made not less than thirty (30) days after Automation shall have filed the notice under Section 6058(b) of the Code with respect to the applicable Automation 401(k) Plan. The Aerospace 401(k) Plan shall assume and honor the terms of all QDROs in effect under the Automation 401(k) Plan in respect of Aerospace Employees or applicable Former Aerospace Employees as of the date of transfer if a separate account has not been established for the alternate payee or the terms of a QDRO are in dispute by the parties.
Section 9.03.    Transfer of Liabilities. Effective as of the Effective Time or if earlier, the date of transfer under Section 9.02 but subject to the Asset transfer specified in Section 9.02 above, the Aerospace 401(k) Plan shall assume and be solely responsible for all the Liabilities for or relating to Aerospace Employees and Former Aerospace Employees who were union employees of the Federal Manufacturing & Technologies LLC entity under the Automation 401(k) Plan. Aerospace shall be responsible for all ongoing rights of or relating to Aerospace Employees for future participation (including the right to make payroll deductions) in the Aerospace 401(k) Plan.
Section 9.04.    Aerospace Common Stock Fund in Aerospace 401(k) Plan. The Aerospace 401(k) Plan shall provide, effective as of the Effective Time: (i) for the establishment of a common stock fund for Aerospace Common Stock (the “Aerospace Common Stock Fund”); (ii) that such Aerospace Common Stock Fund shall receive all Aerospace Common Stock distributed in connection with the Distribution in respect of Automation Common Stock held in Aerospace 401(k) Plan accounts of participants participating in the Aerospace 401(k) Plan immediately prior to the Effective Time; and (iii) that, following the Effective Time, contributions made by or on behalf of such participants shall be allocated to the Aerospace Common Stock Fund, if so directed in accordance with the terms of the Aerospace 401(k) Plan.
Section 9.05.    Automation Common Stock Fund in Aerospace 401(k) Plan. Except as determined by Automation to comply with applicable blackout requirements, prior to the Distribution Date, participants in the Aerospace 401(k) Plan may invest in the Automation Common Stock Fund, increase their holdings in the Automation Common Stock Fund or liquidate their holdings in the Automation Common Stock Fund and invest those monies in any other investment fund offered under the Aerospace 401(k) Plan. Following the Effective Time, participants in the Aerospace 401(k) Plan shall be prohibited from increasing their holdings in the Automation Common Stock Fund under the Aerospace 401(k) Plan and may elect to liquidate their holdings in the Automation Common Stock Fund and invest those monies in any other investment fund offered under the Aerospace 401(k) Plan. After the Effective Time, all outstanding investments in the Automation Common Stock Fund under the Aerospace 401(k) Plan shall be liquidated and reinvested in other investment funds offered under the Aerospace 401(k) Plan, on such dates and in accordance with such procedures as are determined by the administrator of the Aerospace 401(k) Plan.
Section 9.06.    Aerospace Common Stock Fund in Automation 401(k) Plan. Aerospace Shares distributed in connection with the Distribution in respect of Automation Common Stock transferred to the Automation 401(k) Plan accounts of Automation Employees, Former

Automation Employees or Former Aerospace Employees who participate in the Automation 401(k) Plan shall be deposited in an Aerospace Common Stock Fund under the Automation 401(k) Plan, and such participants in the Automation 401(k) Plan shall be prohibited from increasing their holdings in such Aerospace Common Stock Fund under the Automation 401(k) Plan and may elect to liquidate their holdings in such Aerospace Common Stock Fund and invest those monies in any other investment fund offered under the Automation 401(k) Plan. After the Effective Time, all outstanding investments in the Aerospace Common Stock Fund under the Automation 401(k) Plan shall be liquidated and reinvested in other investment funds offered under the Automation 401(k) Plan, on such dates and in accordance with such procedures as are determined by the administrator of the Automation 401(k) Plan.
Section 9.07.    Limitation of Liability. For the avoidance of doubt, Automation shall have no responsibility for any failure of Aerospace to properly administer the Aerospace 401(k) Plan in accordance with its terms and applicable Law, including any failure to properly administer the accounts of Aerospace Employees, and their beneficiaries.
Section 9.08.    Non-U.S. Defined Contribution Plans. The treatment of any Automation Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States and in which any Aerospace Employee or Former Aerospace Employee participates (each, a “Non-U.S. DC Plan”) shall be governed by the applicable Local Agreement; provided that, if a Local Agreement does not address the treatment of an applicable Non-U.S. DC Plan, then Automation and Aerospace shall use commercially reasonable efforts to cause any such Non-U.S. DC Plan to be treated in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this Article 9.
ARTICLE 10
NONQUALIFIED DEFERRED COMPENSATION
Section 10.01.    Aerospace Nonqualified Deferred Compensation Plans. Notwithstanding Section 2.07 or any other provision of this Agreement to the contrary, following the Distribution, the Automation Group shall retain sponsorship of the Automation Nonqualified Deferred Compensation Plans and all Liabilities arising out of or relating to the Automation Nonqualified Deferred Compensation Plans; provided that, except as required by applicable Law or as specified herein, on or prior to the Distribution, Automation shall assign, and Aerospace shall accept such assignment (or cause such assignment to be accepted) and assume (or cause such assumption to be made), to a new nonqualified deferred compensation plan (or plans) sponsored by Aerospace with terms and conditions that are substantially similar to the corresponding Automation Nonqualified Deferred Compensation Plan (together, the “Aerospace Nonqualified Deferred Compensation Plans”) all Liabilities under the Automation Nonqualified Deferred Compensation Plans that are (i) the Deferred Incentive Compensation Plan and the Supplemental Savings Plan, in respect of Aerospace Employees (with such assignment and assumption to be effective as of Welfare Plan Date) and (ii) the Supplemental Pension Plan and the Supplemental Defined Benefit Retirement Plan, in respect of Aerospace Employees and Former Aerospace Employees in the case of this clause (ii), if the supplemental benefit under the applicable the Supplemental Pension Plan or the Supplemental Defined Benefit Retirement Plan of such

Aerospace Employee or Former Aerospace Employee has not yet been distributed (with such assignment and assumption to be effective on or prior to the Distribution Date). The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, will trigger a payment or distribution of compensation under the Automation Nonqualified Deferred Compensation Plans or the Aerospace Nonqualified Deferred Compensation Plans to any Aerospace Employee or Former Aerospace Employee (and their respective beneficiaries) and, consequently, that the payment or distribution of any compensation to which any Aerospace Employee or Former Aerospace Employee (and their respective beneficiaries) is entitled under the Automation Nonqualified Deferred Compensation Plans and the Aerospace Nonqualified Deferred Compensation Plans will occur upon the time or times provided for under the applicable Automation Nonqualified Deferred Compensation Plans and the Aerospace Nonqualified Deferred Compensation Plans and such Aerospace Employee’s or Former Aerospace Employee’s deferral elections (which Aerospace shall cause such Aerospace Nonqualified Deferred Compensation Plans to recognize and maintain). Without limiting the generality of Section 4.01 and subject to Section 16.08, following the date of this Agreement, Automation and Aerospace shall use commercially reasonable efforts to cooperate in administering the Automation Nonqualified Deferred Compensation Plans and the Aerospace Nonqualified Deferred Compensation Plans for purposes of satisfying any obligations relating to the participation of any Aerospace Employee or Former Aerospace Employee, including by exchanging any necessary participant records and engaging recordkeepers, administrators, providers, insurers and other third parties. For the avoidance of doubt, each Aerospace Nonqualified Deferred Compensation Plan shall be an Aerospace Benefit Plan.
Section 10.02.    No Transfer of Assets. Except as required by applicable Law, nothing in this Agreement shall require any member of the Automation Group or the Automation Nonqualified Deferred Compensation Plans to transfer Assets or reserves with respect to the Automation Nonqualified Deferred Compensation Plans to any member of the Aerospace Group or the Aerospace Nonqualified Deferred Compensation Plans.
Section 10.03.    Employer Nonqualified Deferred Compensation Plan Contributions. The Automation Group shall remain responsible for making all employer contributions, if any, under the Automation Nonqualified Deferred Compensation Plans with respect to any Aerospace Employees or Former Aerospace Employees relating to periods prior to the Distribution. Any such contributions that are unvested as of the Distribution shall continue to vest in accordance with their terms. On and after the Distribution, the Aerospace Group shall be responsible for all employer contributions, if any, under the Aerospace Nonqualified Deferred Compensation Plans with respect to any Aerospace Employees.
Section 10.04.    Notional Stock Investments. Immediately prior to the Distribution, Automation shall cause any notional investments in Automation Common Stock that are credited to any deferral accounts under the Aerospace Nonqualified Deferred Compensation Plans that were transferred to an Aerospace Nonqualified Deferred Compensation Plan as of the Welfare Plan Date in accordance with Section 10.01 to be converted into a notional cash amount equal to the product of (a) the number of shares of Automation Common Stock in which such accounts are notionally invested, multiplied by (b) the Automation Pre-Separation Stock Value (the “Converted NQDC Stock Amounts”). Following the Distribution, Aerospace Employees shall not be permitted to acquire shares of Automation Common Stock in any stock fund or deferral account under the Aerospace Nonqualified Deferred Compensation Plans (and Aerospace shall cause the Converted NQDC Stock Amounts, if required under the terms of the applicable Aerospace Nonqualified Deferred Compensation Plan, to be notionally invested in an investment other than Automation Common Stock).
Section 10.05.    Limitation of Liability. Automation shall have no responsibility for any failure of Aerospace to properly administer the Aerospace Nonqualified Deferred Compensation Plans in accordance with their terms and applicable Law, including any failure to properly administer the accounts of Aerospace Employees and their respective beneficiaries in such Aerospace Nonqualified Deferred Compensation Plans.
ARTICLE 11
VACATION
Section 11.01.    Vacation. Upon the Distribution, the Aerospace Group shall assume and be solely responsible for all Liabilities for vacation accruals and benefits (including, but not limited to, U.S. grandfathered vacation) with respect to each Aerospace Employee; provided, however, that (a) for purposes of determining the number of vacation days to which such employee shall be entitled following the Distribution, Aerospace and its Subsidiaries shall assume and honor all vacation days accrued or earned but not yet taken by such employee, if any, as of the Distribution, and (b) to the extent such employee is entitled under any applicable Law or any policy of his or her respective employer that is a member of the Automation Group, as the case may be, to be paid for any vacation days accrued or earned but not yet taken by such employee as of the Distribution, Aerospace shall assume and be solely responsible for the Liability to pay for such vacation days.
ARTICLE 12
LONG-TERM INCENTIVE COMPENSATION AWARDS AND DIRECTOR COMPENSATION
Section 12.01.    Aerospace Long-Term Incentive Plan. Effective as of the effective date of Aerospace’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in connection with the Distribution,, Automation shall cause Aerospace to adopt a long-term incentive plan or program, (the “Aerospace Long-Term Incentive Plan”) and Automation shall approve the Aerospace Long-Term Incentive Plan as the sole stockholder of Aerospace. For purposes of Aerospace Awards described in Sections 12.03(a), (c) and (e) held by a Specified Grantee or an Automation Non-Employee Director, services performed by the Specified Grantee or Automation Non-Employee Director for a member of the Automation Group will be recognized as service for a member of the Aerospace Group under the terms of the Aerospace Long-Term Incentive Plan.

Section 12.02.    Equity Award Adjustments. Each outstanding equity award granted under the Automation Equity Plans held by any individual as of the Distribution shall be adjusted in accordance with the resolutions adopted by the Automation Compensation Committee in connection with the Distribution or pursuant to Section 12.03, as applicable; provided, that, prior to the Effective Time, the Automation Compensation Committee may provide for different treatment with respect to some or all of the Automation Awards held by Automation Employees, Automation Former Employees, Aerospace Employees and Aerospace Former Employees located outside of the United States to the extent that the Automation Compensation Committee deems such treatment necessary or appropriate, including to avoid adverse tax consequences to any such employee or former employee. Equity awards that are covered by this Section 12.02 or by Section 12.03 shall not be exercisable and/or settled during a period beginning on a date prior to the Distribution Date determined by the Automation Compensation Committee in its sole discretion, and continuing until the adjustments made pursuant to such resolutions are completed, as determined by Automation Compensation Committee in its sole discretion. Equity awards that remain outstanding under the Automation Equity Plans shall remain subject to all terms and conditions of the Automation Equity Plans, including the adjustment provisions thereof.
Section 12.03.    Treatment of Equity Awards Upon Distribution.
(a)    Option Awards (Basket). Each Automation Option Award that is outstanding as of immediately prior to the Effective Time (other than an Automation Option Award granted after 2025 or granted as a retention award) and held by an Automation Non-Employee Director, an Aerospace Non-Employee Director or a Specified Grantee shall be converted, as of the Effective Time, into a Post-Separation Automation Option Award and an Aerospace Option Award and shall, except as otherwise provided in this Section 12.03(a), be subject to the same terms and conditions after the Effective Time as were applicable to such Automation Option Award immediately prior to the Effective Time; provided, however, that, from and after the Effective Time:
(i)    the number of shares of Automation Common Stock subject to such Post-Separation Automation Option Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Automation Common Stock subject to the corresponding Automation Option Award immediately prior to the Effective Time by (B) the Automation Value Factor;
(ii)    the number of shares of Aerospace Common Stock subject to such Aerospace Option Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Automation Common Stock subject to the corresponding Automation Option Award immediately prior to the Effective Time by (B) the Aerospace Value Factor;
(iii)    the per share exercise price of such Post-Separation Automation Option Award shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (A) the per share exercise price of the corresponding Automation Option Award immediately prior to the Effective Time by (B) the Automation Adjustment Ratio; and

(iv)    the per share exercise price of such Aerospace Option Award shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (A) the per share exercise price of the corresponding Automation Option Award immediately prior to the Effective Time by (B) the Aerospace Adjustment Ratio.
Notwithstanding anything to the contrary in this Section 12.03(a), the exercise price of, and the number of shares of Automation Common Stock and Aerospace Common Stock subject to, each Post-Separation Automation Option Award and Aerospace Option Award, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code, as applicable.
(b)    Option Awards (Concentration). Each Automation Option Award that is outstanding as of immediately prior to the Effective Time and held by an Aerospace Employee or Aerospace Independent Contractor shall be converted, as of the Effective Time, into an Aerospace Option Award and shall, except as otherwise provided in this Section 12.03(b), be subject to the same terms and conditions after the Effective Time as were applicable to such Automation Option Award prior to the Effective Time; provided, however, that (A) the number of shares of Aerospace Common Stock underlying such Aerospace Option Award shall be equal to the product, rounded down to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Automation Common Stock subject to the corresponding Automation Option Award immediately prior to the Effective Time by (2) the Aerospace Adjustment Ratio, and (B) the per share exercise price of such Aerospace Option Award shall be equal to the quotient, rounded up to the nearest whole cent, obtained by dividing (1) the per share exercise price of the corresponding Automation Option Award immediately prior to the Effective Time by (2) the Aerospace Adjustment Ratio.
Notwithstanding anything to the contrary in this Section 12.03(b), the exercise price of, and the number of shares of Aerospace Common Stock subject to, each Aerospace Option Award, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code, as applicable.
(c)    RSU Awards (Basket). Each Automation RSU Award that is outstanding as of immediately prior to the Effective Time (other than a Automation RSU Award granted after 2025 or granted as a retention award) and held by a Specified Grantee shall be converted, as of the Effective Time, into a Post-Separation Automation RSU Award and an Aerospace RSU Award and each award shall, except as otherwise provided in this Section 12.03(c), be subject to the same terms and conditions after the Effective Time as were applicable to such Automation RSU Award prior to the Effective Time; provided, however, that, from and after the Effective Time, (i) the number of shares of Automation Common Stock subject to the Post-Separation Automation RSU Award shall be equal to the number of shares of Automation Common Stock subject to the corresponding Automation RSU Award immediately prior to the Effective Time, and (ii) the number of shares of Aerospace Common Stock subject to the Aerospace RSU Award shall be equal to the product, rounded up to the nearest whole number, obtained by multiplying (A) the number of shares of Automation Common Stock subject to the Automation RSU Award immediately prior to the Effective Time by (B) the Distribution Ratio. All dividend equivalents, if any, accrued but unpaid as of the Distribution with respect to each Automation RSU Award adjusted under this Section 12.03(c) shall remain an obligation of Automation in connection with the applicable Post-Separation Automation RSU Award.
(d)    RSU Awards (Concentration). Each Automation RSU Award that is outstanding as of immediately prior to the Effective Time and held by an Aerospace Employee, Aerospace Non-Employee Director or Aerospace Independent Contractor shall be converted, as of the Effective Time, into an Aerospace RSU Award and shall, except as otherwise provided in this Section 12.03(d), be subject to the same terms and conditions after the Effective Time as were applicable to such Automation RSU Award prior to the Effective Time; provided, however, that the number of shares of Aerospace Common Stock underlying such Aerospace RSU Award shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Automation Common Stock subject to the corresponding Automation RSU Award immediately prior to the Effective Time by (B) the Aerospace Adjustment Ratio. All dividend equivalents, if any, accrued but unpaid as of the Distribution with respect to each Automation RSU Award adjusted under this Section 12.03(d) shall be assumed and become an obligation in connection with the applicable Aerospace RSU Award.
(e)    PSU Awards (Basket). Each Automation PSU Award that is outstanding as of immediately prior to the Effective Time (other than an Automation PSU Award granted after 2025 or a granted as a retention award) and held by a Specified Grantee shall be converted, as of the Effective Time, into a Post-Separation Automation RSU Award and an Aerospace RSU Award and each award shall, except as otherwise provided in this Section 12.03(e), be subject to the same terms and conditions (excluding performance-based vesting conditions) after the Effective Time as were applicable to such Automation PSU Award prior to the Effective Time; provided, however, that (A) prior to the Effective Time, the Automation Compensation Committee shall determine the number of shares of Automation Common Stock earned under such Automation PSU Award and (B) from and after the Effective Time (i) the number of shares of Automation Common Stock subject to the Post-Separation Automation RSU Award shall be equal to the number of shares of Automation Common Stock subject to the corresponding Automation PSU Award immediately prior to the Effective Time (as determined by the Automation Compensation Committee pursuant to clause (A) hereof), and (ii) the number of shares of Aerospace Common Stock subject to the Aerospace RSU Award shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (A) the number of shares of Automation Common Stock subject to the Automation PSU Award immediately prior to the Effective Time (as determined by the Automation Compensation Committee pursuant to clause (A) hereof) by (B) the Distribution Ratio. All dividend equivalents, if any, accrued but unpaid as of the Distribution with respect to each Automation PSU Award adjusted under this Section 12.03(e) shall remain an obligation of Automation in connection with the applicable Post-Separation Automation RSU Award.
(f)    PSU Awards (Concentration). Each Automation PSU Award that is outstanding as of immediately prior to the Effective Time and held by an Aerospace Employee shall be converted, as of the Effective Time, into an Aerospace RSU Award and shall, except as otherwise provided in this Section 12.03(f), be subject to the same terms and conditions (excluding performance-based vesting conditions) after the Effective Time as were applicable to such Automation PSU Award prior to the Effective Time; provided, however, that (A) prior to the Effective Time, the Automation Compensation Committee shall determine the number of shares of Automation Common Stock earned under such Automation PSU Award and (B) the number of Aerospace Common Stock underlying such Aerospace RSU Award shall be equal to the product, rounded up to the nearest whole number of shares, obtained by multiplying (1) the number of shares of Automation Common Stock subject to the corresponding Automation PSU Award immediately prior to the Effective Time (as determined by the Automation Compensation Committee pursuant to clause (A) hereof) by (2) the Aerospace Adjustment Ratio. All dividend equivalents, if any, accrued but unpaid as of the Distribution with respect to each Automation PSU Award adjusted under this Section 12.03(f) shall be assumed and become an obligation in connection with the applicable Aerospace RSU Award.
(g)    Settlement; Tax Withholding and Reporting.
(i)    Settlement. After the Effective Time, (A) Post-Separation Automation Awards, regardless of by whom held, shall be settled by Automation and (B) Aerospace Awards, regardless of by whom held, shall be settled by Aerospace.
(ii)    Withholding. Upon the vesting, payment or settlement, as applicable, of Aerospace Awards, Aerospace shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each Aerospace Employee and for ensuring the collection and transfer of applicable employee withholding Taxes by the Aerospace stock plan administrator to Automation or a member of the Automation Group designated by Automation with respect to each Automation Employee (with Automation or the designated member of the Automation Group being responsible for remittance of the applicable employee Taxes and payment and remittance of the applicable employer Taxes relating to Automation Employees to the applicable Governmental Authority).
(iii)    Reporting. Following the Effective Time, (A) Automation shall be responsible for all income and, if applicable, payroll Tax reporting in respect of Post-Separation Automation Awards and Aerospace Awards held by Automation Employees, Former Automation Employees, Automation Non-Employee Directors, and Automation Independent Contractors, and (B) Aerospace shall be responsible for all income and, if applicable, payroll Tax reporting in respect of Post-Separation Automation Awards and Aerospace Awards held by Aerospace Employees, Aerospace Non-Employee Directors and Aerospace Independent Contractors.
(iv)    Forfeitures. Following the Effective Time, if any Post-Separation Automation Award shall fail to become vested or fail to be exercised prior to the applicable expiration date, such Post-Separation Automation Award shall be forfeited to Automation, and if any Aerospace Award shall fail to become vested or fail to be exercised prior to the applicable expiration date, such Aerospace Award shall be forfeited to Aerospace.

(h)    Cooperation. Each of the Parties shall establish an appropriate administration system to administer, in an orderly manner, (i) exercises of Aerospace Option Awards and Post-Separation Automation Option Awards, and (ii) the withholding and reporting requirements with respect to all awards. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include information required for Tax withholding and remittance, compliance with trading windows, and compliance with the requirements of the Exchange Act and other applicable Laws.
(i)    Registration and Other Regulatory Requirements. Aerospace agrees to file a registration statement on Form S-8 with respect to, and to cause to be registered pursuant to the Securities Act, the shares of Aerospace Common Stock authorized for issuance under the Aerospace Long-Term Incentive Plan, as required pursuant to the Securities Act, not later than the Effective Time and in any event before the date of issuance of any shares of Aerospace Common Stock pursuant to the Aerospace Long-Term Incentive Plan. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 12.03(i).
(j)    Negotiate in Good Faith. The Parties hereby acknowledge that the provisions of this Article 12 are intended to achieve certain Tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.
Section 12.04.    Cooperation For so long as any equity award in respect of Aerospace Common Stock is outstanding and held by an Automation Employee or Automation Non-Employee Director, the Automation Group and the Aerospace Group shall reasonably cooperate in the exchange of information and take any action necessary to administer such equity awards following the Distribution, including the following: (a) Automation shall notify Aerospace in writing within fifteen (15) Business Days of the later of any change in employment or service status (including, without limitation, termination of employment) or notice to the Automation Executive Compensation Department of any such change and (b) the Parties shall exchange any information necessary to satisfy their obligations under Article 12.
Section 12.05.    Treatment of UK Share Plan and Employees Share Ownership Plan (Ireland). Effective as of the Distribution, Aerospace Employees shall cease actively participating in the Automation Share Builder Plan (the “UK Share Purchase Plan”) and shall no longer be entitled to make any additional contributions to such UK Share Purchase Plan to purchase Automation Common Stock, or to receive any “Matching Shares” as defined in the UK Share Purchase Plan. Effective as of the Distribution, Aerospace Employees shall cease actively participating in the Employees Share Ownership Plan (Ireland) (the “Ireland Share Purchase Plan”). Effective as of no later than the Distribution, Automation shall cause Aerospace to adopt employee share purchase plans in the United Kingdom and in Ireland, in each case, which shall have substantially similar terms in all material respects as of immediately prior to the Distribution as those of the UK Share Purchase Plan and the Ireland Share Purchase Plan,

respectively. Notwithstanding the foregoing, Aerospace may make such changes, modifications or amendments to such employee share purchase plans as may be required by applicable Law, as are necessary and appropriate to reflect the Distribution, or which Aerospace otherwise deems to be appropriate in its discretion.
Section 12.06.    Director Compensation. If the Distribution Date occurs on or after the first day of the third calendar quarter of 2026 and Automation has paid the quarterly cash retainer for such quarter to Aerospace Non-Employee Directors prior to the Distribution Date, then, promptly (and in any event within thirty (30) days) following the Distribution Date, Aerospace will reimburse Automation for a portion of each such quarterly cash retainer equal to a fraction, the numerator of which is the number of days during the period commencing on and including the Distribution Date and ending on and including the last day of the third calendar quarter of 2026 and the denominator of which is the total number of days in the third calendar quarter of 2026.
ARTICLE 13
NON-U.S. EMPLOYEES
Section 13.01.    Treatment of Non-U.S. Employees. Automation Employees and Aerospace Employees who reside outside of the United States or otherwise are subject to non-U.S. Law (“Non-U.S. Employees”) and their related benefits and Liabilities shall be treated under this Agreement in the same manner as the Automation Employees and Aerospace Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law; provided that, notwithstanding anything to the contrary in this Agreement, all actions taken with respect to such Non-U.S. Employees shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and may be effectuated by implementation of a Local Agreement. In the case of a conflict between the terms and provisions of this Agreement and a Local Agreement, the terms and provisions of such Local Agreement shall control.
ARTICLE 14
COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY
Section 14.01.    Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, (a) Automation, Aerospace and their respective Subsidiaries shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information, (b) Automation, Aerospace and their respective Subsidiaries shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the United States or otherwise) in connection with the services provided by one Party to the other Party and (c) Automation, Aerospace and their respective Subsidiaries shall cooperate in good faith in connection with the notification and consultation with labor unions and other Employee Representatives of employees of the Automation Group and the Aerospace Group. With respect to each Benefit Plan, the obligations of the Automation Group and the Aerospace Group to cooperate pursuant to this Section 14.01 or any other provision of this Agreement shall remain in effect until the later of (i) the date all audits of such Benefit Plan, with respect to which a Party may have Information, have been completed, (ii) the date the applicable statute of limitations with respect to such audits has expired, or (iii) the date the Automation Group discharges all obligations to Aerospace Employees, Former Aerospace Employees and their respective beneficiaries under such Benefit Plan.
Section 14.02.    Access to Information; Privilege; Confidentiality. Except as would be inconsistent with Section 14.01 or any other provision of this Agreement relating to cooperation, Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.
ARTICLE 15
TERMINATION
Section 15.01.    Termination. This Agreement may be terminated by Automation at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.
Section 15.02.    Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.
ARTICLE 16
MISCELLANEOUS
Section 16.01.    Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Article VI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.
Section 16.02.    Additional Indemnification. If the Parties determine that Aerospace is unable to establish any Aerospace Benefit Plan as of the Distribution Date (or the applicable Welfare Plan Date, if applicable) that it is required under this Agreement to establish by such date, then Aerospace shall indemnify, defend and hold harmless each of the Automation Indemnitees from and against any and all Liabilities of the Automation Indemnitees relating to, arising out of or resulting from participation by any Aerospace Employee or Former Aerospace Employee on or after the Distribution Date (or the applicable Welfare Plan Date) in any such Automation Benefit Plan due to the failure to timely establish such Aerospace Benefit Plan or Plans. In addition, Aerospace shall indemnify, defend and hold harmless each of the Automation Indemnitees from and against any and all Liabilities of the Automation Indemnitees relating to, arising out of or resulting from any claim by any Aerospace Employee, Former Aerospace Employee, Aerospace Independent Contractor or Former Aerospace Independent Contractor that Automation or any other member of the Automation Group is a “joint employer” or “co-employer” (or term of similar meaning under applicable Law) with Aerospace or any other member of the Aerospace Group of any such Aerospace Employee, Former Aerospace Employee, Aerospace Independent Contractor or Former Aerospace Independent Contractor on or after the Distribution Date (including, except as otherwise specifically provided in this Agreement or the TSA, with respect to a claim that any of the foregoing are entitled to participate in any Automation Benefit Plan at any time on or after the Distribution Date).
Section 16.03.    Further Assurances. Section 2.8 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.
Section 16.04.    Administration. Aerospace hereby acknowledges that Automation has provided administration services for certain Aerospace Benefit Plans and Aerospace agrees to assume responsibility for the administration and administration costs of such plans and each other Aerospace Benefit Plan. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution.
Section 16.05.    Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the standard procedure for U.S. Employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-35.
Section 16.06.    Data Privacy. The Parties agree that any applicable data privacy laws and any other obligations of the Aerospace Group and the Automation Group to maintain the confidentiality of any Information relating to employees in accordance with applicable Law shall govern the disclosure of Information relating to employees among the Parties under this Agreement. Automation and Aerospace shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Aerospace Employees, Former Aerospace Employees, Aerospace Independent Contractors, Former Aerospace Independent Contractors, Automation Employees, Former Automation Employees, Automation Independent Contractors and Former Automation Independent Contractors. Additionally, each Party shall sign any documentation as may be required to comply with applicable data privacy Laws.
Section 16.07.    Section 409A. Automation and Aerospace shall cooperate in good faith and use reasonable best efforts to ensure that the transactions contemplated by the Separation Agreement and the Ancillary Agreements, including this Agreement, will not result in adverse tax consequences under Section 409A of the Code to any Aerospace Employee or Former Aerospace Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.
Section 16.08.    Confidentiality. Section 7.8 of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 16.09.    Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person, except the Parties any rights or remedies hereunder. There are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.
Section 16.10.    Additional Provisions. Article X of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

HONEYWELL INTERNATIONAL INC.

By:
Name:
Title:

HONEYWELL AEROSPACE INC.

By:
Name:
Title:
[Signature Page to the Employee Matters Agreement]